For Immediate Release                                Contact: Lonnie R. Trasamar
July 30, 2003                                                 (507) 553-3151


                 Wells Financial Corp. Announces Results for the
                           Quarter Ended June 30, 2003

Second Quarter Summary:

     Net income increased by $320,000, or 46.8%, when compared to the second quarter of 2002

     Diluted earnings per share increased by $0.31, or 55.4%, when compared to the second quarter of 2002

     Net interest income decreased by $229,000, or 11.9%, when compared to the second quarter of 2002

Year to Date Summary:

     Net income increased by $355,000, or 23.1%, when compared to the first six months of 2002

     Diluted earnings per share increased by $0.37, or 29.1%, when compared to the first six months of 2002

     Net interest income decreased by $389,000, or 10.3%, when compared to the first six months of 2002

     Wells, Minnesota - July 30, 2003 - Lonnie R. Trasamar, President of Wells Financial Corp. (the Company), the holding company of Wells Federal Bank (the
Bank), announced earnings of $1,004,000 for the quarter ended June 30, 2003, up $320,000 or 46.8%, when compared to the quarter ended June 30, 2002. Diluted earnings per share for the second quarter of 2003 were $0.87, up $0.31 or 55.4%, when compared to the second quarter of 2002.

     Net income for the six months ended June 30, 2003 was $1,892,000, up $355,000, or 23.1% when compared to the six months ended June 30, 2002. Diluted earnings per share were $1.64 for the six months ended June 30, 2003, up $0.37, or 29.1%, when compared to the first six months of 2002.

     Trasamar stated that the increase in net income and earnings per share for the three and six months ended June 30, 2003 when compared to the same periods in 2002 resulted from an increase in the gain on sale of loans originated for sale and in loan origination and commitment fees during 2003. Partially offsetting these increases was a decrease in net interest income that primarily resulted from a decrease in the average balance of interest earning assets and, to a lesser extent, to a decrease in the average yield on interest earning assets.

     Wells Financial Corp. and Wells Federal Bank are headquartered in Wells, Minnesota. The Bank operates eight full service offices located in Wells, Blue Earth, Mankato, Fairmont, North Mankato, Albert Lea, St. Peter and Owatonna Minnesota and a loan origination office located in Farmington, Minnesota. The Bank is a community oriented, full service savings bank offering traditional mortgage, consumer, commercial and agricultural loan products. The Bank offers insurance, mutual funds and variable rate annuity products through its subsidiary, Wells Insurance Agency.

Dividend

     On July 18, 2003, the Company announced a cash dividend of $0.20 per share payable on August 15, 2003 to shareholders of record on August 1, 2003.

Forward-looking Statements

     The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Selected Financial Information

                                  Three Months Ended    Six Months Ended
                                      June 30,              June 30,
                                 -------------------- --------------------
                                    2003      2002       2003      2002
                                 --------- ---------- --------- ----------
Return on average assets  (1)      1.79%      1.20%      1.69%    1.34%
Return on average equity  (1)     15.26%     11.02%     14.57%   12.57%
Net interest margin                3.13%      3.48%      3.14%    3.48%
Book value per share             $23.58     $21.05     $23.58   $21.05
(1) annualized

      (A balance sheet and income statement are included with this release)

                      WELLS FINANCIAL CORP. and SUBSIDIARY
                 Consolidated Statements of Financial Condition
                       June 30, 2003 and December 31, 2002
                             (Dollars in Thousands)
                                   (Unaudited)



ASSETS
                                                                      2003             2002
                                                                 -------------    --------------

Cash, including interest-bearing accounts
     June 30, 2003 $38,376; December 31, 2002 $35,178            $     39,439       $    36,571
Certificates of deposit                                                   200               200
Securities available for sale, at fair value                           23,157            19,856
Federal Home Bank Stock                                                 1,875             1,875
Loans held for sale                                                    13,445             9,695
Loans receivable, net                                                 138,362           145,586
Accrued interest receivable                                             1,342             1,387
Foreclosed real estate                                                    330               209
Premises and equipment                                                  3,421             2,975
Mortgage servicing rights                                               2,505             2,179
Other assets                                                              106                83
                                                                 -------------    --------------
TOTAL ASSETS                                                     $    224,182       $   220,616
                                                                 =============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
   Deposits                                                      $    171,257     $     169,126
   Borrowed funds                                                      23,000            23,000
   Advances from borrowers for taxes and insurance                      1,434             1,347
   Deferred Income taxes                                                1,384             1,376
   Accrued interest payable                                               198                50
   Accrued expenses and other liabilities                                 232               494
                                                                 -------------    --------------
            TOTAL LIABILITIES                                         197,505           195,393
                                                                 -------------    --------------

STOCKHOLDERS' EQUITY:
   Preferred stock, no par value; 500,000 shares
      Authorized; none outstanding                                          -                 -
   Common stock, $.10 par value; authorized 7,000,000
      Shares; issued 2,187,500 shares                                     219               219
   Additional paid-in capital                                          16,970            16,985
   Retained earnings, substantially restricted                         25,728            24,287
   Accumulated other comprehensive income                                 602               746
   Unearned ESOP shares                                                     -               (29)
   Unearned compensation restricted stock awards                          (96)             (138)
 Treasury stock, at cost, 1,056,064 shares at June 30, 2003,
      and 1,062,435 shares at December 31, 2002                       (16,746)          (16,847)
                                                                 -------------    --------------
            TOTAL STOCKHOLDERS' EQUITY                                 26,677            25,223
                                                                 -------------    --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $    224,182     $     220,616
                                                                 =============    ==============

                      WELLS FINANCIAL CORP. and SUBSIDIARY
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)
                                   (Unaudited)



                                              Three Months Ended            Six Months Ended
                                                    June 30,                   June 30,
                                            -------------------------  -------------------------
                                                2003           2002         2003          2002
                                            -------------  ----------  -----------  ------------

Interest and dividend income
   Loans receivable:
      First mortgage loans                  $    1,876    $    2,323   $    3,815   $    4,698
      Consumer and other loans                     709           780        1,419        1,566
   Investment securities and other
       interest bearing deposits                   316           420          653          811
                                            -----------   -----------  -----------  -----------
               Total interest income             2,901         3,523        5,887        7,075
                                            -----------   -----------  -----------  -----------
Interest Expense
   Deposits                                        897         1,290        1,880        2,679
   Borrowed funds                                  310           310          617          617
                                            -----------   -----------  -----------  -----------
               Total interest expense            1,207         1,600        2,497        3,296
                                            -----------   -----------  -----------  -----------
               Net interest income               1,694         1,923        3,390        3,779
Provision for loan losses                            -             -            -           23
                                            -----------   -----------  -----------  -----------
     Net interest income after provision
       for loan losses                           1,694         1,923        3,390        3,756
                                            -----------   -----------  -----------  -----------
Noninterest income
   Gain on sale of loans originated for
     sale                                          777           268        1,597          755
   Loan origination and commitment fees            814           195        1,401          500
   Loan servicing fees                             231           165          449          319
   Insurance commissions                           117           100          211          180
   Fees and service charges                        196           201          416          402
   Other                                            41            26           69           34
                                            -----------   -----------  -----------  -----------
               Total noninterest income          2,176           955        4,143        2,190
                                            -----------   -----------  -----------  -----------
Noninterest expense
   Compensation and benefits                     1,054           882        1,966        1,669
   Occupancy and equipment                         271           215          532          448
   Data processing                                 127           101          252          237
   Advertising                                      74            54          133          100
   Amortization & valuation adjustments
     for mortgage servicing rights                  85           130          604          249
   Other                                           593           298          920          596
                                            -----------   -----------  -----------  -----------
               Total noninterest expense         2,204         1,680        4,407        3,299
                                            -----------   -----------  -----------  -----------
               Income before taxes               1,666         1,198        3,126        2,647

Income tax expense                                 662           514        1,234        1,110
                                            -----------   -----------  -----------  -----------
               Net Income                   $    1,004    $      684   $    1,892   $    1,537
                                            ===========   ===========  ===========  ===========

Cash dividends declared per share           $     0.20    $     0.18   $     0.40   $     0.36
                                            ===========   ===========  ===========  ===========
Earnings per share
      Basic earnings per share              $     0.89    $     0.58   $     1.68   $     1.31
                                            ===========   ===========  ===========  ===========
      Diluted earnings per share            $     0.87    $     0.56   $     1.64   $     1.27
                                            ===========   ===========  ===========  ===========

Weighted average number of common shares
 outstanding:
      Basic                                  1,131,085     1,179,732    1,128,490    1,172,861
                                            ===========   ===========  ===========  ===========
      Diluted                                1,159,797     1,214,891    1,153,604    1,210,548
                                            ===========   ===========  ===========  ===========